Exhibit 99.1

BG Medicine Announces One-for-Four Reverse Stock Split

Shares of Common Stock Will Begin Trading on a Split-Adjusted Basis on July 9, 2015

WALTHAM, Mass., July 8, 2015 (GLOBE NEWSWIRE) — BG Medicine, Inc. (Nasdaq:BGMD), the developer of the BGM Galectin-3® Test, today announced the effectiveness of a one-for-four reverse stock split of its common stock. The reverse stock split took effect at 5:00 pm Eastern Time on July 8, 2015 and the Company’s common stock will open for trading on the NASDAQ Capital Market on July 9, 2015 on a post-split basis.

The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market. As a result of the reverse stock split, every four shares of the Company’s common stock issued and outstanding prior to the opening of trading on July 9, 2015 will be consolidated into one issued and outstanding share, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share, which would be rounded up to the next highest whole share. In connection with the reverse stock split, there will be no change in the nominal par value per share of $0.001.

Trading of the Company’s common stock on the NASDAQ Capital Market will continue, on a split-adjusted basis, with the opening of the markets on Thursday, July 9, 2015, under the existing trading symbol “BGMD” but with a new CUSIP number 08861T206. The reverse stock split reduces the number of shares of the Company’s common stock outstanding from approximately 34.6 million pre-reverse split shares to approximately 8.6 million post-reverse split shares.

The Company has retained its transfer agent, Computershare Trust Company, N.A. (“Computershare”), to act as its exchange agent for the reverse split. Computershare will provide stockholders of record as of the effective date a letter of transmittal providing instructions for the exchange of their certificates. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

The reverse stock split was approved within a range of one-for-two to one-for-six by the Company’s stockholders at the 2015 Annual Meeting of Stockholders held on July 7, 2015 and the specific ratio of one-for-four was subsequently approved by the Company’s Board of Directors. For more information regarding the reverse stock split, please refer to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on June 9, 2015.

About BG Medicine, Inc.

BG Medicine, Inc. (Nasdaq:BGMD), the developer of the BGM Galectin-3® Test, is focused on the development and delivery of diagnostic solutions to aid in the clinical management of heart failure and related disorders. For additional information about BG Medicine, heart failure and galectin-3 testing, please visit www.BG-Medicine.com.

The BG Medicine Inc. logo is available for download here.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the reverse stock split of the Company’s common stock and its intended purpose. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include, among other things, the factors discussed under the heading “Risk Factors” contained in BG Medicine’s annual report and quarterly reports filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and BG Medicine disclaims any obligation to update the information contained in this press release as new information becomes available.

CONTACT: Stephen Hall, EVP & Chief Financial Officer

(781) 890-1199